SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): September 4, 2002


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)



               000-22609                           84-1339282
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        (Commission File Number)        (IRS Employer Identification No.)



         1801 California Street            Denver, Colorado             80202
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(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code: 303-992-1400
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                                 Not applicable
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          (Former name or former address, if changed since last report)
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Item 5.        Other Events.

On September 4, 2002 Qwest Communications International Inc. ("Qwest") announced that it had reached unanimous agreement with the 29 lenders in its syndicated credit facility to amend Qwest's $3.4 billion credit facility. In addition, Qwest has completed a new $750 million term loan at its Qwest Dex, Inc. ("Dex") subsidiary. Both agreements are effective immediately. A copy of the amended and restated credit agreement ("ARCA") is attached as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the Dex term loan agreement (the "Dex Loan") is attached as Exhibit 10.2 to this Current Report on Form 8-K. A copy of the Security and Pledge Agreement (the "Security Agreement") related to the ARCA and the Dex Loan is attached as Exhibit 10.3 to this Current Report on Form 8-K. A copy of the press release announcing these transactions is attached as Exhibit
99.1 to this Current Report on Form 8-K. This description is qualified in its entirety by reference to these agreements.

Under the ARCA, Qwest Services Corporation ("QSC") has become the borrower and has assumed all of the currently outstanding debt under the previous credit facility. Qwest Capital Funding, Inc. and Qwest Corporation, the borrowers under the previous facility, are not obligated under the ARCA. The ARCA is a revolving credit facility. In addition, the maturity of the credit facility has been extended from May 2003 to May 2005, and the financial covenants have been revised, including increasing Qwest's maximum debt to consolidated EBITDA ratio from 4.0 at the end of 2002 to 6.0 throughout the term of the agreement and adding a new debt to consolidated EBITDA test of 2.5 at the Qwest Corporation level. QSC's obligations are guaranteed by Qwest, Dex and Qwest Dex Holdings, Inc. ("Dex Holdings"). Under the Security Agreement, QSC's obligations are secured principally by a first priority pledge of the stock of Qwest's subsidiary, Qwest Corporation, a second priority pledge of the stock of Dex and Dex Holdings and a second priority pledge of certain assets of Dex. The maximum amount of the revolving credit facility will remain at $3.4 billion, the current amount outstanding. Qwest must reduce the credit facility with the net proceeds of asset sales and capital markets events, subject to certain exceptions, and, in any event, it must be reduced to $2.0 billion by December 31, 2003, $1.5 billion by June 1, 2004 and $1.25 billion by December 1, 2004. Qwest paid certain one-time fees and will pay an interest rate of LIBOR plus 3.50% per annum on the outstanding amounts under the ARCA.

Under the terms of the Dex Loan, Dex, the borrower, has obtained a $750 million term loan due in September 2004. The Dex Loan is guaranteed by Dex Holdings and QSC and, under the Security Agreement, the obligations are secured by a first priority pledge of the stock of Dex and Dex Holdings, a first priority pledge of certain assets of Dex and a second priority pledge of the stock of Qwest Corporation. The Dex Loan provides for financial covenants for Dex that include a ratio of consolidated EBITDA of Dex Holdings and its subsidiaries to senior debt (which includes the Dex Loan and any other senior debt (other than Dex's guarantee of the ARCA)) of 1.25 (increased to 1.75 after the sale of the first phase of Dex), a consolidated EBITDA of Dex Holdings and its subsidiaries to interest coverage ratio (excluding intercompany interest) of 8.75 (reduced to 4.75 after the sale of the first phase of Dex) and a minimum net worth test requiring that the consolidated net worth of Dex Holdings and its subsidiaries may not fall more than $150 million below its net worth as of June 30, 2002. The parties have agreed to adjust the minimum net worth test after the previously announced sale of the first phase of the Dex business, with the understanding that the permitted decrease in net value after such readjustment will remain at

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least at the same proportion to net worth as the initial test. The Dex Loan is not required to be repaid on the sale of the first phase of Dex, but must be paid in full upon the sale of the second phase of Dex, expected in 2003. Qwest has previously announced an agreement to sell the entire Dex business in two stages. The closing of the first stage is subject to several conditions, including, among others, the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the consummation of the debt financing pursuant to which the buyer intends to fund the purchase, no material adverse effect occurring with respect to the first portion of the Dex business or of Qwest and its subsidiaries, and the receipt of certain consents. The Dex Loan consists of a fixed interest rate component, at a rate of 14% per annum, and a floating interest rate component, at a rate of LIBOR plus 11.50%. Dex also paid certain one-time fees in connection with the Dex Loan.

Both facilities cross-default to each other and contain covenants limiting additional debt, additional liens, certain investments, dividends, and other transactions, subject in each case to certain negotiated exceptions. Both facilities permit the sale of Dex as currently contemplated.

Forward Looking Statements Warning
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This Current Report on Form 8-K contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: the duration and extent of the current economic downturn in our 14-state local service area, including its effect on our customers and suppliers; the effects of our anticipated restatement of historical financial statements including delays in or restrictions on our ability to access the capital markets or other adverse effect to our business or financial position; our substantial indebtedness, and our inability to complete any efforts to de-lever our balance sheet through asset sales or other transactions; any adverse outcome of the SEC's current investigation into our accounting policies, practices and procedures; any adverse outcome of the current investigation by the U.S. Attorney's Office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by Congress, regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; the failure of our chief executive and chief financial officers to provide certain certifications relating to certain public filings; rapid and significant changes in technology and markets; failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, and difficulties in combining the operations of the combined company; our future ability to provide interLATA services within our 14-state local service area; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete; changes in demand for our products and services; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; adverse developments in commercial disputes or legal proceedings; and changes in the outcome of future events from the assumed outcome included in our significant accounting policies.

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The information contained in this Current Report on Form 8-K is a statement of
Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. The cautionary statements contained or referred to in this Current Report on Form 8-K should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This Current Report on Form 8-K may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this Current Report on Form 8-K, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

Item 7.        Financial Statements and Exhibits.

Exhibit 10.1 Second Amended and Restated Credit Agreement dated as of May 4, 2001, as amended and restated as of March 21, 2002 and further amended and restated as of August 30, 2002, by and among Qwest Services Corporation, Qwest Communications International Inc., Qwest Dex, Inc., Qwest Dex, Inc., the Banks listed therein, and Bank of America, N.A., as Agent.

Exhibit 10.2 Term Loan Agreement dated as of August 30, 2002, by and among Qwest Services Corporation, Qwest Dex Holdings, Inc., Qwest Dex, Inc., the Lenders listed therein, and Bank of America, N.A., as Agent.

Exhibit 10.3 Security and Pledge Agreement dated as of August 30, 2002, by and among Qwest Services Corporation, Qwest Dex Holdings, Inc., Qwest Dex, Inc., and Bank of America, N.A., as Collateral Agent.

Exhibit 99.1   Press Release dated September 4, 2002.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       QWEST COMMUNICATIONS INTERNATIONAL INC.


DATE: September 4, 2002                By: /s/ YASH A. RANA
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                                           Name: Yash A. Rana
                                           Title: Vice President


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                                  EXHIBIT INDEX


Exhibit No.                        Description
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Exhibit 10.1   Second Amended and Restated Credit Agreement dated as of May 4,
               2001, as amended and restated as of March 21, 2002 and further amended and restated as of August 30, 2002, by and among Qwest Services Corporation, Qwest Communications International Inc., Qwest Dex, Inc., Qwest Dex, Inc., the Banks listed therein, and Bank of America, N.A., as Agent.

Exhibit 10.2 Term Loan Agreement dated as of August 30, 2002, by and among Qwest Services Corporation, Qwest Dex Holdings, Inc., Qwest Dex, Inc., the Lenders listed therein, and Bank of America, N.A., as Agent.

Exhibit 10.3 Security and Pledge Agreement dated as of August 30, 2002, by and among Qwest Services Corporation, Qwest Dex Holdings, Inc., Qwest Dex, Inc., and Bank of America, N.A., as Collateral Agent.

Exhibit 99.1   Press Release dated September 4, 2002.


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